Exhibit 10.11
EXECUTION VERSION
COMMON STOCK PURCHASE AGREEMENT
This Common Stock Purchase Agreement (“Agreement”) is made as of September 13, 2021 (the “Effective Date”), by and among Remitly Global, Inc., a Delaware corporation (the “Company”), and PayU Fintech Investments B.V. (the “Investor”).
RECITALS
Whereas, the Investor desires to purchase from the Company, and the Company desires to sell and issue to the Investor, in the aggregate, up to $25.0 million of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), in a private placement that shall take place immediately following the closing of the Company’s initial public offering of Common Stock (the “IPO”) on the terms and subject to the conditions set forth in this Agreement (the “Financing”).
Whereas, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) for the IPO.
Whereas, the closing of the Financing shall take place immediately following the closing of the IPO (the “IPO Closing Date”), subject to the satisfaction of the closing conditions set forth herein, and at the price per share equal to the initial public offering price per share that the Common Stock is sold to the public in the IPO (before any underwriting discounts or commissions) (the “IPO Price”), as set forth on the cover of the final prospectus filed with the SEC.
Whereas, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).
AGREEMENT
Now, Therefore, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Purchase and Sale of Stock.
1.1Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, in the aggregate, (a) $25.0 million of Common Stock or (b), if a $25.0 million purchase of Common Stock by the Investor would result in the Investor possessing the right to vote Company securities that in the aggregate represent more than 24.99% of the outstanding voting power of the Company immediately after the Financing (the “Aggregate Ownership Threshold”), the dollar amount below $25.0 million that results in the Investor purchasing Common Stock up to the Aggregate Ownership Threshold (the “Investment Amount”), in each case at the IPO Price pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) or Rule 506 of Regulation D promulgated under the Securities Act. The number of shares of Common Stock to be sold by the Company and purchased by the Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount by the IPO Price (rounded down to the nearest whole share). Payment of the purchase price (which shall be equal to the total number of Shares to be purchased by the Investor, as calculated pursuant to the immediately preceding sentence, multiplied by the IPO Price) for the Shares (the “Purchase Price”) shall be made immediately following the closing of the IPO by wire transfer of immediately available funds to the account specified in writing by the Company to the

Investor, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.
1.2Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) immediately following the IPO.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).
2.1Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.
2.2Registration Statement. The Registration Statement, including any prospectus contained therein, as presently filed, does not contain, and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied (or, in the case of amendments or supplements filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, as amended and supplemented, when declared effective by the SEC, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. “Registration Statement” means the registration statement on Form S-1, including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.
2.3Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
2.4Valid Issuance of Shares. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, (b) restrictions on transfer under the Lockup Agreement (as defined below) and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.
2.5Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws and any filings or waiting period expirations that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or, in any material respects, of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any such instrument, judgment, order, writ or decree, or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.
2.6Description of Capital Stock. As of the date of the Closing, the statements set forth in the Pricing Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.
2.7No Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
3.Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):
3.1Authorization. The Investor has all requisite power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligations, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.2Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.
3.3No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.
3.4Access to Information. The Investor has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2 or the right of the Investor to rely thereon.
3.5Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.8.
3.6Accredited Investor. The Investor understands the term “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is an “accredited investor” for the purposes of acquiring the Shares to be purchased by the Investor under this Agreement.
3.7Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that the Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder, except as set forth in that certain Seventh Amended & Restated Investors’ Rights Agreement, dated as of August 3, 2020, by and among the Company, the Investors and the other parties identified therein (the “IRA”).

3.8Legends. The Investor understands that the certificates or book-entry account evidencing the Shares may bear one or all of the following legends (or substantially similar legends):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE DATE OF THE UNDERWRITING AGREEMENT EXECUTED IN CONNECTION WITH THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.
3.9No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.
4.Conditions to the Investor’s Obligations at Closing. The obligations of the Investor to consummate the Closing are subject to the fulfillment or waiver, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Company:
4.1Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2, (a) that are not qualified as to materiality or material adverse effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), and (b) that are qualified as to materiality or material adverse effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).
4.2Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
4.3IPO. The Registration Statement shall have been declared effective by the SEC. The Underwriters shall have purchased the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions) pursuant to the Underwriting Agreement.
4.4Qualifications. All authorizations, approvals, waiting period expirations or terminations, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act, and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.
4.5HSR Waiting Period. The filings of any of the Investor and the Company pursuant to the HSR Act shall have been made and the applicable waiting period and any extension thereof shall have expired or been terminated.
4.6Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
5.Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor to consummate the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Investor:
5.1Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.
5.2Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
5.3IPO. The Registration Statement shall have been declared effective by the SEC. The Underwriters shall have purchased the Firm Shares at the IPO Price (less any underwriting discounts or commissions) pursuant to the Underwriting Agreement.
5.4IPO Lockup. The Investor shall have signed a lockup agreement in the form previously agreed upon by the Investor and the Underwriters (the “Lockup Agreement”). The Shares shall be subject to the terms of the lockup agreement.
5.5Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
6.Miscellaneous.
6.1Acknowledgment and Waiver. The Company and the Investor agree upon and acknowledge the satisfaction or waiver of any and all rights and obligations of either the Company or the Investor under Section 3.2 (Registration Rights - Company Registration) of the IRA with respect to the IPO. For the avoidance of doubt, the Company and the Investor hereby acknowledge and agree that the Shares shall be considered Registrable Securities (as such term is defined in the IRA).
6.2Removal of Restrictive Legends. Following the expiration of the lock-up period set forth in the Lockup Agreement, in the event that the Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry)

instruments representing the Shares, which shall not contain the legends set forth in Section 3.8 that are no longer applicable and (y) take all actions with the Company’s transfer agent reasonably requested by the Investor to permit such un-legended Shares to be deposited into the account specified by the Investor to the Company in writing; provided that, the Investor delivers a customary representation letter to the extent requested by the Company’s transfer agent.
6.3Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except for the Company’s disclosure in the Registration Statement, as may be required by law, or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures.
6.4Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.
6.5Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).
6.6Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
6.7Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
6.8Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by email (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company, to:	Remitly Global, Inc.
1111 Third Avenue, Suite 2100
Seattle, WA 98101
Attention: Saema Somalya, General Counsel
Email: [***]

with a copy to (which shall	Fenwick & West LLP
not constitute notice):	Attention: Katherine Duncan
Email: kduncan@fenwick.com

if to the Investor, to:	PayU Fintech Investments B.V.
Symphony Offices, Gustav Mahlerplein 5, 1082, Amsterdam, the
Netherlands
Attention: Fady Abdel-Nour; Alex Umfrid
Email: [***]; [***]

with a copy to (which	Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP
shall not constitute	550 Allerton Street
notice):	Redwood City, California 94063
Attention: Colin Conklin
Email: cconklin@gunder.com
6.9No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.
6.10Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
6.11Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.
6.12Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
6.13Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
6.14Assignment. Until the date that is two days prior to the Closing, the Investor may assign, in its sole discretion, any or all of its rights and interests under this Agreement to one or more of its affiliates. Notice of any assignment or reallocation of Shares shall be delivered to the Company pursuant to Section 6.8.
6.15Costs, Expenses. The Company and the Investor will each bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.
6.16Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
6.17Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters in the IPO, (c) the Registration Statement is withdrawn, (d) the written consent of each of the Company and the Investor or (e) October 31, 2021, in the event that the Underwriting Agreement has not been executed by such date.
6.18Waiver of Conflicts. The Investor acknowledges that Fenwick & West LLP (“Fenwick”), counsel to the Company, may have performed and may now or in the future perform legal services for the Investor or its affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to this disclosure, (b) acknowledges that Fenwick represents only the Company in connection with this Agreement and the transactions contemplated hereby, and not the Investor or any stockholder, director or employee of the Investor and (c) gives its informed consent to Fenwick’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.
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In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

Remitly Global, Inc.

By:	/s/Matthew Oppenheimer

Name:	Matthew Oppenheimer

Title:	Chief Executive Officer
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In Witness Whereof, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

INVESTOR:

PAYU FINTECH INVESTMENTS B.V.

By:	/s/ Franka Olbers

Name:	Franka Olbers

Title:	Director
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